Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES THIRD QUARTER RESULTS

Minneapolis, MN (October 11, 2005)  —  Winmark Corporation (Nasdaq: WINA) today reported net income for the third quarter ended September 24, 2005 of $926,100, or $.14 per share diluted, compared to net income of $1,015,300, or $.15 per share diluted, in the third quarter of 2004.

For the nine months ended September 24, 2005, net income was $2,168,600, or $.34 per share diluted, compared to net income of $3,101,900, or $.48 per share diluted, for the same period last year.

John L. Morgan, Chairman and Chief Executive Officer, stated, “The third quarter saw our franchising business grow the number of franchisees and increase royalties over last year.  The leasing business is still in the start-up stage and activity has been mostly limited to building infrastructure.”

Winmark Corporation develops franchises, provides business services and operates value-oriented retail concepts for stores that buy, sell, trade and consign used and new merchandise.  At September 24, 2005, the Company had 805 stores in operation and an additional 36 franchises awarded but not open.  Of the stores in operation, there were 405 Play It Again Sports®, 209 Once Upon A Child®, 151 Plato’s Closet® and 40 Music Go Round® stores.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our long-term strategy of providing solutions for our franchisees and other small businesses and growing our leasing business.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	September 24, 2005	December 25, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$5,080,900	$5,983,500
Marketable securities	356,900	1,390,800
Receivables, less allowance for doubtful accounts of $184,800 and $202,000	2,066,700	2,019,800
Income tax receivable	—	350,300
Inventories	196,600	419,600
Prepaid expenses and other	534,900	304,500
Deferred income taxes	492,600	492,600
Total current assets	8,728,600	10,961,100

Net investment in leasing operations	3,820,800	1,679,700
Long-term investments	11,980,100	10,932,600
Long-term notes receivables, net	10,700	54,400
Property and equipment, net	400,700	293,600
Other assets, net	679,900	654,600
Deferred income taxes	196,400	196,400
	$25,817,200	$24,772,400

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,000,000	$1,063,800
Income tax payable	108,300	—
Accrued liabilities	1,372,900	1,299,300
Current discounted lease rentals	145,800	—
Current deferred revenue	855,800	611,800
Total current liabilities	3,482,800	2,974,900

Long-term discounted lease rentals	236,000	—

Long-term deferred revenue	329,100	239,200

Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 5,972,572 and 5,964,547 shares issued and outstanding	3,247,100	5,186,300
Other comprehensive income	7,200	25,600
Retained earnings	18,515,000	16,346,400

Total shareholders’ equity	21,769,300	21,558,300
	$25,817,200	$24,772,400

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 24, 2005	September 25, 2004	September 24, 2005	September 25, 2004
REVENUE:
Royalties	$4,230,300	$4,087,000	$12,953,400	$12,719,700
Merchandise sales	1,446,100	1,996,600	5,393,700	6,914,100
Franchise fees	330,000	300,900	745,000	693,600
Other	282,700	151,400	705,500	432,700
Total revenue	6,289,100	6,535,900	19,797,600	20,760,100

COST OF MERCHANDISE SOLD	1,144,900	1,615,800	4,465,200	5,724,500

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,645,700	3,237,900	11,678,100	10,002,900

Income from operations	1,498,500	1,682,200	3,654,300	5,032,700

LOSS FROM EQUITY INVESTMENTS	(5,500)	(40,700)	(188,800)	(123,100)

GAIN ON SALE OF MARKETABLE SECURITIES	—	—	17,400	173,800

INTEREST AND OTHER INCOME	90,100	50,600	224,100	153,600

Income before income taxes	1,583,100	1,692,100	3,707,000	5,237,000

PROVISION FOR INCOME TAXES	(657,000)	(676,800)	(1,538,400)	(2,135,100)

NET INCOME	$926,100	$1,015,300	$2,168,600	$3,101,900

EARNINGS PER SHARE – BASIC	$.15	$.17	$.36	$.53

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	6,012,463	5,942,139	6,024,700	5,841,486

EARNINGS PER SHARE – DILUTED	$.14	$.15	$.34	$.48

WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	6,424,990	6,564,937	6,452,359	6,476,050